UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) October 19, 2006

VERI-TEK INTERNATIONAL, CORP.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

50120 Pontiac Trail, Wixom, Michigan	48393
(Address of Principal Executive Offices)	(Zip Code)

(248) 560-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 19, 2006, Veri-Tek International, Corp. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Liftking Industries, Inc. (the “Seller”), providing for the purchase by the Company from the Seller of all of its operating assets, for total consideration of approximately CAD $8 million, consisting of (i) CAD $3,736,000 in cash (ii) a Non-Negotiable Subordinated Promissory Note (the “Note”) for approximately CAD $3,200,000 and (iii) Two Hundred Sixty-Six Thousand (266,000) shares of common stock of the Company. The remaining portion of the consideration is composed of the Company’s assumption of approximately CAD $2,700,000 of indebtedness of the Seller. The purchase price is subject to working capital adjustments.

The Company has made customary representations and warranties and covenants in the Purchase Agreement. The Seller has also made customary representations and warranties and covenants in the Purchase Agreement, including a five-year non-competition covenant by the principal founders of the Seller.

The Note will bear interest at the prime rate of interest plus one percent, as announced by Comerica Bank in Detroit, Michigan, which will be payable on the first business day of each calendar quarter, commencing on April 1, 2007. The Note will mature on December 31, 2010. The Note will be subordinate to all existing and future indebtedness of the Company that is not made expressly subordinate to the Note.

The Purchase Agreement contemplates that the Company will enter into an Employment Agreement with Mark J. Aldrovandi, the current Chief Executive Officer of Liftking. Pursuant to the Employment Agreement, Aldrovandi will become Chief Executive Officer of the subsidiary formed to acquire and operate the Seller.

Completion of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions and other conditions and is scheduled to occur November 15, 2006.

The description of the Purchase Agreement set forth above is not complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

A copy of the press release issued by the Company announcing the transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.02 Results of Operations and Financial Condition.

On October 19, 2006, the Company issued a press release providing certain financial information regarding the planned acquisition of Liftking Industries, Inc. and the Company’s operating division, Manitex, Inc., including sales projections for Manitex for fiscal year 2007. A copy of the press release issued by the Company announcing the financial results is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

VERI-TEK INTERNATIONAL, CORP.

By:	/s/ David J. Langevin
Name: David J. Langevin
Title: Chairman & Chief Executive Officer

Date: October 23, 2006

EXHIBIT INDEX

Exhibit Number		Description

2.1	*	Purchase Agreement, dated October 19, 2006, among the Company, Quantum Value Management, LLC and the members of Quantum Management Partners, LLC.

99.1		PressRelease dated October 19, 2006.

*	Certain exhibits and schedules have been omitted. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon its request.